Exhibit 99.1

2010 Shareholders' Meeting

April 29th, 2010

UNITY BANCORP•INC

UNITY’S Accomplishments!
® Despite this challenging environment, Unity’s performance in
 2009 included the following accomplishments:
 ❖ Total assets increased 3.6 percent
 ❖ Total deposits increased 7.2 percent
 ❖ Further improvement in sales culture
 ❖ Continued improvements in infrastructure
 ❖ Excluding FDIC insurance increase,
 expenses remained flat

How the Economy Affected UNITY
® Unity’s 2009 results were affected by:
 ❖ Other-than-temporary impairment charges
 (“OTTI”) of $2.6 million in 2009
 ❖ Higher provision for loan losses
 due to the economy
 ❖ Increase in past due accounts
 ❖ Increase in collection costs
 ❖ Increase in FDIC insurance
 ❖ Weak loan demand

UNITY’S Strategic Direction
® One sales process with common goals
® Relationship-based business model
® New lending footprint
® Improve net interest margin
® Stabilize credit quality
® Effective cost control

Monroe
Warren
Morris
Bergen
Essex
Hudson
Hunterdon
Somerset
Middlesex
Bucks
1
2
3
4
5
6
7
8
9
10
11
12
13
14
15
16
17

UNITY’S Branch Network
New Jersey
® Hunterdon County
 ❖ Clinton
 ❖ Flemington
 ❖ Whitehouse
® Middlesex County
 ❖ Colonia
 ❖ Edison
 ❖ Highland Park
 ❖ Middlesex
 ❖ South Plainfield
® Somerset County
 ❖ North Plainfield
® Union/Essex County
 ❖ Linden
 ❖ Scotch Plains
 ❖ Springfield
 ❖ Union
® Warren County
 ❖ Phillipsburg
 ❖ Washington (In Progress)
Pennsylvania
® Northampton County
 ❖ Forks Township
 ❖ William Penn

UNITY’S Recent and Future Highlights
® Brought items processing in-house - $175k
 per year
® ATM - a surcharge free network
® E-statements (“Go Green!”)
® Enhancements to electronic banking
® VISA gift cards
® Mobile banking
® Foreign currency exchange
® Online residential mortgage applications

Lending Fortunes,
Large & Small.
UNITY BANK
growing with you!
unitybank.com/loans
FDIC

unitybank.com ◆ 1.800.618.BANK (2265)
Lending Fortunes,
Large & Small
Is a mortgage, home equity, or refinance in your future?
Learn more and get rates at unitybank.com/loans
Member FDIC
UNITY BANK
growing with you!

UNITY BANCORP • INC

UNITY’S Marketing Initiatives
Introduced Integrated Multimedia Campaign
Landing Page 764 average daily hits
Google AdWords 747 Clicks & 758,005 impressions in our geo-targeted areas
Newspaper Ads Across footprint
Web Ads NJ.com LehighValleyLive.com HAWK microsite
99.9 The HAWK Radio
Billboards

100 reasons to go local.
unitybank.com
UNITY BANK
growing with you!
ADAMS

unitybank.com • 1.800.618.BANK (2265)
100 reasons to go local.
View them all at unitybank.com/100
Reason #4
We will donate $10 to NJ and PA food banks for every checking account opened between 9/15/09 and 11/15/09
Reason #28
We have a hot air balloon. Look for it at the Warren County Fair and other fun events
Member FDIC
UNITY BANK
growing with you!

UNITY BANCORP•INC

Statistics
121 New Checking Accounts Opened; 31.93% increase over previous 60 day period
$2,643,869 increase in Initial Deposits; 56.76% increase over previous 60 day period
UNITY’S Marketing Initiatives

care care care
grow
care
Charitable Giving Program
grow

care

UNITY BANCORP•INC

UNITY’S New Marketing Initiative

	For the 3 months ended 3/31/2010	For the 12 months ended 12/31/2009
	Unity	Unity	All FDIC-Insured Commercial Banks
Return on Average Assets	0.34%	(0.12)%	0.09%
Return on Average Equity	3.09%	(5.29)%	0.85%
Net Interest Margin	3.57%	3.22%	3.50%
Total Nonperforming Assets to Total Assets	3.37%	2.90%	3.36%
Net Charge-offs to Average Loans	0.80%	0.67%	2.57%
- More than one in four institutions (29.5 percent) reported negative net income for the year.

For the years ended		%
	2009	2008	Change
Net Interest Income	$ 27,828	$ 27,291	2.0%
Provision for Loan Losses	(8,000)	(4,500)	77.8%
OTTI Charges & Net Security (Losses) Gains	(1,756)	(1,918)	-8.4%
Other Noninterest Income	3,896	4,612	-15.5%
Noninterest Expense	(23,947)	(22,939)	4.4%
Net Income (Loss) Before Taxes	(1,979)	2,546	-177.7%
Net Income (Loss)	$ (1,081)	$ 1,930	-156.0%
Net income (Loss) Available to Common Shareholders	$ (2,577)	$ 1,820	-241.6%
Net Income per Share - Diluted	$ (0.36)	$ 0.25	

UNITY BANCORP•INC

Income Statement
(dollars in thousands)

4.50%
4.25%
4.00%
3.75%
3.50%
3.25%
3.00%
2005
2006
2007
2008
2009
1Q 2010
Unity
FDIC-Insured Commercial Banks

UNITY BANCORP•INC

Net Interest Margin
Prime Rate	5.25%	7.25%	8.25%	7.25%	3.25%	3.25%

$1,000
$900
$800
$700
$600
$500
$400
$300
$614
$694
$752
$898
$930
19.4%
3.6%
2005
2006
2007
2008
2009

Total Asset Growth
(dollars in millions)
➢ In 2009, Unity grew total assets
by 3.6% versus a decline of 3.8% for
all FDIC-Insured Commercial Banks.

$700
$650
$600
$550
$500
$450
$400
$350
$300
$449
$508
$590
$686
$657
16.2%
-4.2%
2005
2006
2007
2008
2009

Total Loan Growth
(dollars in millions)
➢ In 2009, Unity’s total loans
declined 4.2% versus a 5.0%
decline for all FDIC-Insured
Commercial Banks.

Nonperforming Loans by Category
(dollars in thousands)
	12/31/2009		12/31/2008
Category	$ Value	# of Loans	$ Value	# of Loans
SBA 7(a)	6,559	75	4,228	49
SBA 504	5,575	2	4,600	3
Commercial	7,397	21	5,247	8
Residential Mortgage	5,578	13	1,808	7
Consumer	387	6	237	8
Total	25,496	117	16,120	75
Selected Ratios	12/31/2009		12/31/2008
Net Charge-offs to Average Loans	0.67%		0.40%
Nonperforming Loans to Total Loans	3.88%		2.35%
Allowance for Loan Losses to Total Loans	2.11%		1.51%

$800
$750
$700
$650
$600
$550
$500
$450
$400
$522
$566
$601
$707
$758
17.6%
7.2%
2005
2006
2007
2008
2009

Total Deposit Growth
(dollars in millions)
➢ In 2009, Unity grew total
deposits by 7.2% versus 3.1% for all
FDIC-Insured Commercial Banks.

Leverage Ratio
10.00%
9.50%
9.00%
8.50%
8.00%
7.50%
7.00%
2005
2006
2007
2008
2009

Tier I Risk-Based Capital Ratio
13.00%
12.00%
11.00%
10.00%
9.00%
8.00%
2005
2006
2007
2008
2009

Total Risk-Based Capital Ratio
15.00%
14.00%
13.00%
12.00%
11.00%
10.00%
2005
2006
2007
2008
2009

Capital Ratios
Unity Bancorp, Inc.
FDIC-Insured Commercial Banks

Compelling Investment
Considerations
® Deep discount to book
® Knowledgeable and experienced
 management team
® Attractive branch franchise
® Improving bank fundamentals
® Positioned for economic rebound
® Insider ownership

growing with you!
The previous slides contained data from the
following sources:
® FDIC-Insured Commercial Banks:
 ❖ Obtained from FDIC.gov Quarterly Banking Profile